Exhibit 99.1

The Chefs’ Warehouse Reports Third Quarter 2019 Financial Results
Net Sales Growth of 9.8%
Ridgefield, CT, October 30, 2019 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its third quarter ended September 27, 2019.

Financial highlights for the third quarter of 2019 compared to the third quarter of 2018:

•	Net sales increased 9.8% to $396.9 million for the third quarter of 2019 from $361.5 million for the third quarter of 2018.

•	Gross profit increased 10.9% to $102.0 million for the third quarter of 2019 from $92.0 million for the third quarter of 2018.

•	GAAP net income was $4.4 million, or $0.15 per diluted share, for the third quarter of 2019 compared to $4.2 million, or $0.14 per diluted share, in the third quarter of 2018.

•	Adjusted EPS[1] was $0.23 for the third quarter of 2019 compared to $0.19 for the third quarter of 2018.

•	Adjusted EBITDA[1] was $21.6 million for the third quarter of 2019 compared to $18.9 million for the third quarter of 2018.

“Our team delivered solid revenue and gross profit performance in the third quarter and we continued to invest in future growth” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “While third quarter unit volume metrics continued to be impacted by product mix, both revenue and gross profit growth were in line with our expectations. We are making investments in talent, geography and category expansion to drive future growth, while enhancing our partnership with our chef customers and artisan suppliers.”

Third Quarter Fiscal 2019 Results

Net sales for the quarter ended September 27, 2019 increased 9.8% to $396.9 million from $361.5 million for the quarter ended September 28, 2018. Organic growth contributed $16.2 million, or 4.5% to sales growth in the quarter. The remaining sales growth of $19.2 million, or 5.3%, resulted from acquisitions. Organic case count grew approximately 3.2% in the Company’s specialty category with unique customers and placements growth at 3.9% and 3.1%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category increased approximately 0.9% compared to the prior year quarter. Estimated inflation was 2.5% in the Company’s specialty categories and 1.5% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 10.9% to $102.0 million for the third quarter of 2019 from $92.0 million for the third quarter of 2018. Gross profit margin increased approximately 25 basis points to 25.7% from 25.4%. Gross margins in the Company’s specialty category increased 24 basis points and gross margins increased 54 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 11.8% to $91.3 million for the third quarter of 2019 from $81.7 million for the third quarter of 2018. Total operating expense includes charges of $2.5 million and $1.8 million for changes in the fair value of certain contingent earn-out liabilities in the third quarter of 2019 and 2018, respectively. As a percentage of net sales, operating expenses were 23.0% in the third quarter

1EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

of 2019 compared to 22.6% in the third quarter of 2018. Operating expenses as a percentage of sales was negatively impacted by the contingent earn-out adjustment and higher warehouse costs, primarily related to investments in Texas and the Company’s new facility in Los Angeles, partially offset by lower distribution expense as a percentage of sales versus the third quarter of 2018. Excluding the impact of the earn-out adjustments, total operating expenses increased 11.1%.

Operating income for the third quarter of 2019 was $10.6 million compared to $10.3 million for the third quarter of 2018. The increase in operating income was driven primarily by increased gross profit, offset in part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 2.7% in the third quarter of 2019 as compared to 2.8% in the third quarter of 2018.

Total interest expense decreased to $4.5 million for the third quarter of 2019 compared to $4.7 million for the third quarter of 2018 due primarily to lower effective interest rates charged on the Company’s outstanding debt.

Net income for the third quarter of 2019 was $4.4 million, or $0.15 per diluted share, compared to net income of $4.2 million, or $0.14 per diluted share, for the third quarter of 2018.

Adjusted EBITDA1 was $21.6 million for the third quarter of 2019 compared to $18.9 million for the third quarter of 2018. For the third quarter of 2019, adjusted net income1 was $6.8 million, or $0.23 per diluted share compared to adjusted net income of $5.5 million, or $0.19 per diluted share for the third quarter of 2018.

Full Year 2019 Guidance

Based on current trends in the business, the Company is updating financial guidance for fiscal year 2019 and now expects the following:

•	Net sales between $1.58 billion and $1.60 billion

•	Gross profit between $402.0 million and $410.0 million

•	Net income between $23.5 million and $25.7 million

•	Net income per diluted share between $0.79 and $0.86

•	Adjusted EBITDA[1] between $88.0 million and $91.0 million

•	Adjusted EPS[1] between $0.96 and $1.03

This guidance is based on an effective tax rate of approximately 27.5% and approximately 30 million shares, on a fully diluted basis.

Third Quarter 2019 Earnings Conference Call

The Company will host a conference call to discuss third quarter 2019 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (855) 327-6837, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10007841. The replay will be available until Wednesday, November 6, 2019, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including disposable income levels and changes in consumer discretionary spending; the Company’s ability to expand its operations in its existing markets and to penetrate new markets through acquisitions; the Company may not achieve the benefits expected from its acquisitions, which could adversely impact its business and operating results; the Company may have difficulty managing and facilitating its future growth; conditions beyond the Company’s control could materially affect the cost and/or availability of its specialty food products or center-of-the-plate products and/or interrupt its distribution network; the Company’s increased distribution of center-of-the-plate products, like meat, poultry and seafood, involves increased exposure to price volatility experienced by those products; the Company’s business is a low-margin business and its profit margins may be sensitive to inflationary and deflationary pressures; because the Company’s foodservice distribution operations are concentrated in certain culinary markets, the Company is susceptible to economic and other developments, including adverse weather conditions, in these areas; fuel cost volatility may have a material adverse effect on the Company’s business, financial condition or results of operations; the Company’s ability to raise capital in the future may be limited; the Company may be unable to obtain debt or other financing, including financing necessary to execute on our acquisition strategy, on favorable terms or at all; and the Company’s business operations and future development could be significantly disrupted if it loses key members of its management team. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net Sales	$396,880	$361,496	$1,165,327	$1,050,553
Cost of Sales	294,887	269,503	866,670	785,798
Gross Profit	101,993	91,993	298,657	264,755

Operating Expenses	91,345	81,725	266,323	233,799
Operating Income	10,648	10,268	32,334	30,956

Interest Expense	4,517	4,676	13,913	15,036
Loss on Asset Disposal	24	—	64	30
Income Before Income Taxes	6,107	5,592	18,357	15,890

Provision for Income Tax Expense	1,682	1,435	5,052	4,370

Net Income	$4,425	$4,157	$13,305	$11,520

Net Income Per Share:
Basic	$0.15	$0.14	$0.45	$0.40
Diluted	$0.15	$0.14	$0.45	$0.40

Weighted Average Common Shares Outstanding:
Basic	29,549,308	29,080,929	29,511,143	28,458,972
Diluted	29,954,837	29,743,851	29,723,609	29,619,703

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 27, 2019 AND DECEMBER 28, 2018
(in thousands)

	September 27, 2019	December 28, 2018
	(unaudited)
Cash	$21,479	$42,410
Accounts receivable, net	164,562	161,758
Inventories, net	122,225	112,614
Prepaid expenses and other current assets	17,172	11,953
Total current assets	325,438	328,735

Equipment, leasehold improvements and software, net	90,531	85,276
Operating lease right-of-use assets (1)	131,675	—
Goodwill	197,731	184,280
Intangible assets, net	141,910	130,033
Other assets	3,614	4,074
Total assets	$890,899	$732,398

Accounts payable	$79,904	$87,799
Accrued liabilities	28,196	24,810
Short-term operating lease liabilities (1)	17,834	—
Accrued compensation	12,088	12,872
Current portion of long-term debt	328	61
Total current liabilities	138,350	125,542

Long-term debt, net of current portion	282,041	278,169
Operating lease liabilities (1)	123,961	—
Deferred taxes, net	10,824	9,601
Other liabilities	13,122	10,410
Total liabilities	568,298	423,722

Preferred stock	—	—
Common stock	303	300
Additional paid in capital	209,868	207,326
Cumulative foreign currency translation adjustment	(2,119)	(2,221)
Retained earnings	114,549	103,271
Stockholders’ equity	322,601	308,676

Total liabilities and stockholders’ equity	$890,899	$732,398

(1) Fiscal 2019 includes new balance sheet captions due to the adoption of the new lease accounting standard, effective on the first day of fiscal 2019

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2019 AND SEPTEMBER 28, 2018
(unaudited, in thousands)

	September 27, 2019	September 28, 2018
Cash flows from operating activities:
Net income	$13,305	$11,520

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,539	7,234
Amortization of intangible assets	9,485	8,949
Provision for allowance for doubtful accounts	3,277	2,811
Non-cash operating lease expense	1,790	454
Deferred taxes	2,003	561
Amortization of deferred financing fees	1,566	1,657
Stock compensation	2,911	2,999
Change in fair value of contingent earn-out liabilities	5,331	2,026
Loss on asset disposal	64	30
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(1,069)	(4,302)
Inventories	(7,588)	(4,336)
Prepaid expenses and other current assets	(5,163)	(148)
Accounts payable, accrued liabilities and accrued compensation	(9,185)	7,163
Other assets and liabilities	(2,721)	(3,112)
Net cash provided by operating activities	23,545	33,506

Cash flows from investing activities:
Capital expenditures	(12,302)	(9,407)
Cash paid for acquisitions, net of cash received	(28,077)	(11,899)
Proceeds from asset disposals	—	30
Net cash used in investing activities	(40,379)	(21,276)

Cash flows from financing activities:
Payment of debt, finance lease and other financing obligations	(1,793)	(49,359)
Payment of deferred financing fees	—	(877)
Proceeds from exercise of stock options	635	—
Surrender of shares to pay withholding taxes	(1,001)	(691)
Cash paid for contingent earn-out liability	(967)	—
Borrowings under asset based loan facility	—	47,100
Payments under asset based loan facility	(960)	—
Net cash used in financing activities	(4,086)	(3,827)

Effect of foreign currency translation on cash and cash equivalents	(11)	(50)

Net decrease in cash and cash equivalents	(20,931)	8,353
Cash and cash equivalents at beginning of period	42,410	41,504
Cash and cash equivalents at end of period	$21,479	$49,857

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF GAAP NET INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Numerator:
Net Income	$4,425	$4,157	$13,305	$11,520
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	26	—	358
Net Income available to common shareholders	$4,425	$4,183	$13,305	$11,878
Denominator:
Weighted average basic common shares outstanding	29,549,308	29,080,929	29,511,143	28,458,972
Dilutive effect of unvested common shares	405,529	313,229	212,466	221,411
Dilutive effect of convertible notes	—	349,693	—	939,320
Weighted average diluted common shares outstanding	29,954,837	29,743,851	29,723,609	29,619,703

Net Income Per Share:
Basic	$0.15	$0.14	$0.45	$0.40
Diluted	$0.15	$0.14	$0.45	$0.40

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net Income	$4,425	$4,157	$13,305	$11,520
Interest expense	4,517	4,676	13,913	15,036
Depreciation	3,484	2,734	9,539	7,234
Amortization	3,301	2,966	9,485	8,949
Provision for income tax expense	1,682	1,435	5,052	4,370
EBITDA (1)	17,409	15,968	51,294	47,109

Adjustments:
Stock compensation (2)	908	1,090	2,911	2,999
Duplicate rent (3)	642	14	805	14
Integration and deal costs/third party transaction costs (4)	76	41	286	331
Change in fair value of earn-out obligations (5)	2,536	1,798	5,331	2,026
Loss on asset disposal (6)	24	—	64	30
Moving expenses (7)	—	21	61	21

Adjusted EBITDA (1)	$21,595	$18,932	$60,752	$52,530

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent and occupancy costs for our Los Angeles, CA and Toronto, Canada facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net Income	$4,425	$4,157	$13,305	$11,520

Adjustments to Reconcile Net Income to Adjusted Net Income (1):
Duplicate rent (2)	642	14	805	14
Integration and deal costs/third party transaction costs (3)	76	41	286	331
Moving expenses (4)	—	21	61	21
Change in fair value of earn-out obligations (5)	2,536	1,798	5,331	2,026
Loss on asset disposal (6)	24	—	64	30
Tax effect of adjustments (7)	(903)	(512)	(1,802)	(666)

Total Adjustments	2,375	1,362	4,745	1,756

Adjusted Net Income	$6,800	$5,519	$18,050	$13,276

Diluted Earnings per Share - Adjusted	$0.23	$0.19	$0.61	$0.46

Diluted Shares Outstanding - Adjusted	29,954,837	29,743,851	29,723,609	29,619,703

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent and occupancy costs for our Los Angeles, CA and Toronto, Canada facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents the tax effect of items 2 through 6 above.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED NET INCOME PER COMMON SHARE
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Numerator:
Adjusted Net Income	$6,800	$5,519	$18,050	$13,276
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	26	—	358
Adjusted Net Income available to common shareholders	$6,800	$5,545	$18,050	$13,634
Denominator:
Weighted average basic common shares outstanding	29,549,308	29,080,929	29,511,143	28,458,972
Dilutive effect of unvested common shares	405,529	313,229	212,466	221,411
Dilutive effect of convertible notes	—	349,693	—	939,320
Weighted average diluted common shares outstanding	29,954,837	29,743,851	29,723,609	29,619,703

Adjusted Net Income per share:
Diluted	$0.23	$0.19	$0.61	$0.46

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2019
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$23,500	$25,700
Provision for income tax expense	8,950	9,750
Depreciation & amortization	25,300	25,300
Interest expense	18,500	18,500
EBITDA (1)	76,250	79,250

Adjustments:
Stock compensation (2)	4,400	4,400
Duplicate rent (3)	1,400	1,400
Integration and deal costs/third party transaction costs (4)	300	300
Change in fair value of earn-out obligations (5)	5,500	5,500
Loss on asset disposal (6)	75	75
Moving expenses (7)	75	75

Adjusted EBITDA (1)	$88,000	$91,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents rent and occupancy costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents moving expenses for the consolidation and expansion of our Ridgefield, CT and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
2019 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2019 ADJUSTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.79	$0.86

Duplicate rent (3)	0.03	0.03
Integration and deal costs/third party transaction costs (4)	0.01	0.01
Change in fair value of earn-out obligations (5)	0.13	0.13

Adjusted net income per diluted share	$0.96	$1.03

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 27.5% and an estimated fully diluted share count of approximately 30 million shares.

3.	Represents rent and occupancy costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.